[LETTERHEAD OF SPARBER, KOSNITZKY, TRUXTON, DE LA GUARDIA, SPRATT & BROOKS APPEARS HERE]


                                April 13, 1995


Peoples Telephone Company, Inc.
2300 Northwest 89th Place
Miami, Florida 33126

     RE:  Peoples Telephone Company, Inc. --
          Registration Statement of Form S-8

Gentlemen:

     We have acted as special legal counsel to Peoples Telephone Company, Inc., a New York corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration with the Securities and Exchange Commission of 5,967,401 shares (the "Shares") of common stock, par value of $.01 per share, of the Company (the "Common Stock"), which Shares has been or will be issued in connection with the exercise of options which have been or may be granted pursuant to (i) Peoples Telephone Company 1987 Non-Qualified Stock Option Plan, as amended, (ii) Peoples Telephone Company, Inc. 1993 Non-Employee Director Stock Option Plan, (iii) Peoples Telephone Company, Inc. 1994 Stock Incentive Plan and (iv) the certain compensation agreements, related stock option plans and other stock option grants issued by the Company (collectively, the "Stock Option Plan").

     Based upon our examination of such documents and records as we have deemed relevant and necessary and upon a certificate of an officer of the Company, we are of the opinion that the Shares are duly authorized, and when issued upon the exercise of options in accordance with the terms of the Stock Option Plans, will be validly issued, fully paid and non-assessable shares of Common Stock.

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991 issued by the Business law Section of the Florida Bar (the "Report"). The Report is incorporated herein by reference into this opinion.

Peoples Telephone Company, Inc.
April 13, 1995
Page 2


      The foregoing opinion is limited to the laws of the State of Florida and applicable Federal laws as they exist as of the date of this opinion. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

      We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the heading "Legality of Securities" in the related Prospectus.


                                                   Sincerely yours,

                                                   SPARBER, KOSNITZKY, TRUXTON,
                                                   SPRATT & BROOKS, P.A.

                                                   /s/ Michael Kosnitzky, Esq.
                                                   Michael Kosnitzky, Esq.
                                                   for the Firm


          Sparber, Kosnitsky, Truxton, de la Guardia, Spratt & Brooks
                           Professional Association